Exhibit 10.18

Supplementary Agreement

Party A (Transferor): Sancaijia Co., Ltd

Unified Social Credit Code:

Address: Room 401, Sancai Building, No.6, Fengcheng 2nd Road, Economic and Technological Development Zone of Xi’an

Legal Representative: Ning Wen

Party B (Transferee): Sancai Group Co., Ltd

Unified Social Credit Code:

Address: Room 02, 17 / F, Qinfeng Building, No.6 Fengcheng 2nd Road, Economic and Technological Development Zone of Xi’an, Shaanxi Province

Legal Representative: Hongtao Dang

Whereas: Party A and Party B signed Share Transfer Agreement (hereinafter referred to as “the original contract”) on December 10, 2020 and hereby make this Supplementary Agreement on Article 3 Transfer Price and Payment Method of the original contract as follows:

I. Transfer Price

Party A and Party B agree that according to the appraisal report, the share transfer price is RMB 22334228.9.

II. Payment Method

Party B shall pay Party A RMB 2183428.9 of the remaining share transfer amount within three months of the original contract coming into effect and the joint management account open.

III. Legal Effect

1. This supplementary agreement is an integral part of the original contract and has the same legal effect as the original contract. If there is any inconsistency between this agreement and the original contract, the content of this agreement shall prevail. Other terms that is not addressed in this agreement, the content of the original contract shall continue to be valid.

2. This agreement shall come into force on the date of signature and seal by both parties. The agreement is made in duplicate, one for each party, with the same legal effect.

(No text below)

Party A: /seal/ Sancaijia Co., Ltd

Legal Representative (or Authorized Pepresentative): /s/ Ning Wen

Signed Date: December 28, 2020

Party B: /seal/ Sancai Group Co., Ltd

Legal Representative (or Authorized Representative): /s/ Hongtao Dang

Signing Date: December 28, 2020